UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2020

JUPITER WELLNESS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-39569	83-2455880
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

725 N. Hwy A1A, Suite C-106 Jupiter, FL 33477

(Address of principal executive offices) (Zip Code)

(561) 244-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	JUPW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)
Warrants, each exercisable for one share of Common Stock at $8.50 per share	JUPWW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01  Entry Into a Material Agreement

On November 5, 2020, Jupiter Wellness, Inc. (the “Company”) entered into a distribution agreement (the “Distribution Agreement”) with Nidaria Technology Ltd. (“Nidaria”), Pursuant to which the Company will purchase, market, promote, distribute and sell Nidaria’s Safe Sea® sunscreen that provides protection against jellyfish stings (“Safe Sea”). Pursuant to the Distribution Agreement, the Company shall serve as Nidaria’s exclusive distributor of Safe Sea in the state of Florida. The Distribution Agreement shall have a term of two (2) years, commencing no later than December 1, 2020, and may be renewed for one (1) additional year upon the mutual consent of the Company and Nidaria.

The foregoing summary of the Distribution Agreement is qualified in its entirety by reference to the full text of the Distribution Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

On November 9, 2020, the Company issued a press release announcing the Distribution Agreement (the “Press Release”). A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibits

Exhibit No.	Description
10.1* 99.1	Distribution Agreement, dated November 5, 2020 Press release, dated November 9, 2020

*Certain portions of this exhibit have been omitted pursuant to Regulation S-K Item 601(b)(10)(iv).  The Registrant agrees to furnish an unredacted copy of the exhibit to the SEC upon its request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2020

JUPITER WELLNESS, INC.

By:	/s/ Brian John
Brian John
Chief Executive Officer

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